                                                                  Exhibit (a)(2)

                               Transfer Agreement

                       To Tender Up to 21,627 Trust Units

                       (representing 50% of Trust Units)
                                       of
                  CAPITAL PARTNERS II, LTD. LIQUIDATING TRUST
                       Pursuant to the Offer to Purchase
                            Dated November 28, 2000
                                       of
                         SULZER MEDICA USA HOLDING CO.

         The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, December 26, 2000, unless the Offer is extended.

                        The Depositary for the Offer is:

                                 Citibank, N.A.

   By Facsimile Transmission (For Eligible Institutions Only): (212) 505-2248

       Confirm Facsimile Transmission (by Telephone Only): (800) 270-0808

    By Overnight Courier:          By Mail:                  By Hand:
       Citibank, N.A.           Citibank, N.A.            Citibank, N.A.
   915 Broadway, 5th Floor       P.O. Box 685         Corporate Trust Window
     New York, NY 10010       Old Chelsea Station   111 Wall Street, 5th Floor
                              New York, NY 10113        New York, NY 10043

                      DESCRIPTION OF TRUST UNITS TENDERED
--------------------------------------------------------------------------------

Name(s) and Address(es) of
      Beneficiary(s)                         Trust Units Tendered
-----------------------------------------------------------------------------------
                                                         I hereby am
                                                          tendering:
                                            ---------------------------------------
                            Total Number of  All of the Trust   The Number of Trust
                              Trust Units       Units I Own       Units Indicated
                               Owned(1)     (indicate with a X)       Below:
                            -------------------------------------------------------
                            -------------------------------------------------------
                            -------------------------------------------------------
                            -------------------------------------------------------
                            -------------------------------------------------------

--------------------------------------------------------------------------------
 (1) NOTE: The number of Trust Units owned equals the amount of partnership units held by a partner in the Renaissance Capital Partners II, Ltd. limited partnership on November 17, 2000.

             DELIVERY OF THIS TRANSFER AGREEMENT TO AN ADDRESS, OR
          TRANSMISSION OF THIS AGREEMENT VIA A FACSIMILE NUMBER, OTHER
         THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

          THE INSTRUCTIONS ACCOMPANYING THIS TRANSFER AGREEMENT SHOULD BE READ CAREFULLY BEFORE THIS TRANSFER AGREEMENT IS COMPLETED.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

   The undersigned hereby tenders to Sulzer Medica USA Holding Co., a Delaware corporation ("Purchaser"), the above-described Trust Units ("Trust Units"), of Capital Partners II, Ltd. Liquidating Trust, a liquidating trust (the "Trust"), pursuant to Purchaser's offer to purchase up to 21,627 of the Trust Units (representing 50% of Trust Units) at $1,387.12 per Trust Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 28, 2000 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Transfer Agreement (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively constitute the "Offer"). The undersigned understands that Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase all or any portion of Trust Units tendered pursuant to the Offer.

   Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of Trust Units tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all Trust Units that are being tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Trust Units) and rights declared, paid or distributed in respect of such Trust Units on or after November 17, 2000 (collectively, "Distributions") and irrevocably appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Trust Units (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) authorize the transfer of such Trust Units (and all Distributions) on the books of the Trust and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Trust Units (and all Distributions), all in accordance with the terms of the Offer.

   The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Trust Units tendered hereby and all Distributions, that when such Trust Units are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restriction, charges and encumbrances, and that none of such Trust Units and Distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of Trust Units tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of Purchaser all Distributions, if any, in respect of Trust Units tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of Trust Units tendered hereby, or deduct from such purchase price, the amount or value of such Distribution as determined by Purchaser in its sole discretion.

   The undersigned shall indemnify and hold harmless each of the Purchaser and the Depositary against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, or any claim asserted) arising, in whole or in part, from any inaccuracy in the representations of the undersigned herein.

   No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

   The undersigned understands that the valid tender of Trust Units pursuant to the procedures described in Section 3 of the Offer to Purchase and in the Instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer. Purchaser's acceptance of such Trust Units for payment will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment).

   Please issue the check for the purchase price of all Trust Units purchased in the name(s) of the beneficiary(s) appearing above under "Description of Trust Units Tendered". Similarly, please mail the check for the purchase price of all Trust Units purchased to the address(es) of the beneficiary(s) appearing above under "Description of Trust Units Tendered" on the reverse hereof and notify such beneficiary(s) of the total number of Trust Units accepted for payment by the Purchaser and the total number of untransferred Trust Units which continue to be held by the Beneficiary.

                                   IMPORTANT

                            BENEFICIARIES: SIGN HERE
                  (Please Complete Substitute Form W-9 Below)
 ....................................................

 ....................................................
            Signature(s) of Beneficiary(s)

 Dated: ....., 2000

 (Must be signed by beneficiary(s) exactly as name(s) appear(s) on the Trust Unit position listing. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see
 Instruction 5.)


 Name(s):............................................
                                 (Please Print)

 Capacity (full title):..............................

 Address:............................................

      ..............................................
                                Include Zip Code

 Daytime Area Code and Telephone No:.................

 Tax Identification or
 Social Security No.:................................
                   (See Substitute Form W-9 on reverse side)

                           GUARANTEE OF SIGNATURE(S)
                           (See Instructions 1 and 5)

                    FOR USE BY FINANCIAL INSTITUTIONS ONLY.
                    FINANCIAL INSTITUTIONS: PLACE MEDALLION
                            GUARANTEE IN SPACE BELOW

                                  INSTRUCTIONS

             Forming Part of the Terms and Conditions of the Offer

   1. Guarantee of Signatures. All signatures on this Transfer Agreement must be guaranteed by a firm which is a member of the Security Transfer Agent Medallion Signature Program, or by any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an "Eligible Institution") unless such Trust Units are tendered for the account of an Eligible Institution. See Instruction 5.

   2. Delivery of Transfer Agreement. This Transfer Agreement is to be used if Trust Units are to be tendered pursuant to the Offer. A properly completed and duly executed Transfer Agreement (or a manually signed facsimile thereof) and any other documents required by this Transfer Agreement, must be received by the Depositary at one of its addresses set forth above prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). If different Trust Units are tendered by a beneficiary at different times prior to the Expiration Date, a properly completed and duly executed Transfer Agreement must be delivered each time

   The method of delivery of this Transfer Agreement and all other required documents is at the option and risk of the tendering beneficiary, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

   No alternative, conditional or contingent tenders will be accepted and no fractional Trust Units will be purchased. By execution of this Transfer Agreement (or a manually signed facsimile hereof), all tendering beneficiaries waive any right to receive any notice of the acceptance of their Trust Units for payment.

   For any withdrawal of Trust Units to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at its address set forth on the back cover of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Trust Units to be withdrawn, the number of Trust Units to be withdrawn and the name of the beneficiary of such Trust Units. The withdrawal process is described in
Section 3 of the Offer to Purchase.

   3. Inadequate Space. If the space provided on the reverse hereof under "Description of Trust Units Tendered" is inadequate, the number of Trust Units tendered should be listed on a separate signed schedule and attached hereto.

   4. Partial Tenders. If fewer than all Trust Units delivered to the Depositary herewith are to be tendered hereby, fill in the number of Trust Units that are to be tendered in the box entitled "I am hereby tendering: The Number of Trust Units Indicated Below". All Trust Units indicated on the Transfer Agreement will be deemed to have been tendered unless otherwise indicated.

   5. Signatures on Transfer Agreement. If this Transfer Agreement is signed by the registered beneficiary(s) of Trust Units tendered hereby, the signature(s) must correspond with the name(s) as written on the records of the Trust without alteration, enlargement or any other change whatsoever.

   If any Trust Units tendered hereby is held of record by two or more persons, all such persons must sign this Transfer Agreement.

   If any Trust Units tendered hereby are registered in different names (other than financial institutions acting solely as intermediaries and not as broker/dealers), it will be necessary to complete, sign and submit as many separate Transfer Agreements as there are different registrations of such Trust Units.

   If this Transfer Agreement is signed by the beneficiary(s) of Trust Units tendered hereby, no further documents are required.

   If this Transfer Agreement is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of such persons authority so to act must be submitted.

   6. Stock Transfer Taxes. Purchaser will pay all stock transfer taxes with respect to the sale and transfer of any Trust Units to it or its order pursuant to the Offer.

   7. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at its respective address or telephone numbers set forth below. Additional copies of the Offer to Purchase, this Transfer Agreement, and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Information Agent.

   8. Substitute Form W-9. Each tendering beneficiary is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 which is provided under "Important Tax Information" below, and to certify, under penalty of perjury, that such number is correct and that such beneficiary is not subject to backup withholding of U.S. federal income tax. If a tendering beneficiary has been notified by the Internal Revenue Service that such beneficiary is subject to backup withholding, such beneficiary must cross out item (2) of the Certification box of the Substitute Form W-9, unless such beneficiary has since been notified by the Internal Revenue Service that such beneficiary is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering beneficiary to backup withholding of U.S. federal income tax at a 31% rate on the payment of the purchase price of all Trust Units purchased from such beneficiary. If the tendering beneficiary has not been issued a TIN and has applied for one or intends to apply for one in the near future, such beneficiary should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN, the Depositary will withhold 31% on all payments of the purchase price to such beneficiary until a TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within 60 days, such amounts will be paid over to the Internal Revenue Service.

   Important: This Transfer Agreement (or manually signed facsimile hereof), properly completed and duly executed (together with any required signature guarantees and all other required documents) must be received by the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

                           IMPORTANT TAX INFORMATION

   Under U.S. federal income tax law, a beneficiary whose tendered Trust Units are accepted for payment is generally required to provide the Depositary (as payer) with such beneficiary's correct TIN on Substitute Form W-9 provided herewith. If such beneficiary is an individual, the TIN generally is such beneficiary's social security number. If the Depositary is not provided with the correct TIN, the beneficiary may be subject to a $50 penalty imposed by the Internal Revenue Service and any payment that is made to such beneficiary with respect to Trust Units purchased pursuant to the Offer may be subject to backup withholding in an amount equal to 31% of such payment. In addition, if a beneficiary makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a $500 penalty may also be imposed by the Internal Revenue Service.

   Certain beneficiaries (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an Internal Revenue Service Form W-8BEN, signed under penalties of perjury, attesting to such individual's exempt status. A Form W-8BEN can be obtained from the Depositary. A beneficiary should consult his or her tax advisor as to such beneficiary's qualification for exemption from backup withholding and the procedure for obtaining such exemption.

   If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the beneficiary. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

   To prevent backup withholding on payments that are made to a beneficiary with respect to Trust Units purchased pursuant to the Offer, the beneficiary is required to notify the Depositary of such beneficiary's correct TIN by completing the form below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such beneficiary is awaiting a TIN), and (b)(i) such beneficiary has not been notified by the Internal Revenue Service that such beneficiary is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the Internal Revenue Service has notified such beneficiary that such beneficiary is no longer subject to backup withholding.

   See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

                         PAYER'S NAME: CITIBANK, N.A.

-------------------------------------------------------------------------------
             Part I--Taxpayer Identifica-        Social Security Number or
             tion Number--For all ac-
             counts, enter your taxpayer
             identification number in the
             box at right. (For most in-
             dividuals, this is your so-
             cial security number. If you
             do not have a number, see
             "Obtaining a Number" in the
             enclosed Guidelines.) Cer-
             tify by signing and dating
             below. Note: If the account
             is in more than one name,
             see the chart in the en-
             closed Guidelines to deter-
             mine which number to give
             the payer.


 SUBSTITUTE                                     ----------------------------
                                               Employer identification number

 Form W-9 Department of the Treasury Internal Revenue Service
                                              (If awaiting TIN write "Applied
                                                           For")


             ------------------------------------------------------------------
 Payer's
 Request
 for
 Taxpayer
 Identification
 Number
 ("TIN")
             ------------------------------------------------------------------
             Part II--For the Payees Exempt from Backup Withholding, see the enclosed Guidelines and complete as instructed therein. Certification--Under penalties of perjury, I certify that:
             (1) The number shown on this form is my correct Taxpayer Iden-
               tification Number (or I am waiting for a number to be issued for me), and
             (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been noti-fied by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to re-
               port all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
                Certification Instructions--You must cross out item (2)
                above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)
             ------------------------------------------------------------------

             SIGNATURE ......................................  DATE ...., 2000


NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAX-PAYER IDENTIFICATION NUMBER.


            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or
 (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the purchaser price of the Trust Units made to me will be withheld until I provide a taxpayer identification number, and if I do not provide a taxpayer identification number to the Depositary within 60 days, such amounts will be paid over to the Internal Revenue Service.

 Signature ................................................... Date ..........


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLD-ING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFI-CATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

   Facsimiles of the Transfer Agreement, properly completed and duly signed, will be accepted by the Depositary. The Transfer Agreement and any other required documents should be sent or delivered by each beneficiary or such beneficiary's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses or to the facsimile number set forth below.

                        The Depositary for the Offer is:

                                 Citibank, N.A.

           By Facsimile Transmisson (For Eligible Institutions Only):
                                 (212) 505-2248

                      Confirm by Telephone: (800) 270-0808

   By Overnight Courier:                By Mail:                      By Hand:
       Citibank, N.A.                Citibank, N.A.                Citibank, N.A.
   915 Broadway, 5th Floor            P.O. Box 685             Corporate Trust Window
     New York, NY 10010           Old Chelsea Station        111 Wall Street, 5th Floor
                                   New York, NY 10113            New York, NY 10043


                               ----------------

 Questions or requests for assistance may be directed to the Information Agent at its respective address and telephone numbers listed below. Additional copies of the Offer to Purchase and this Transfer Agreement may be obtained from the Information Agent. A beneficiary may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                           Innisfree M&A Incorporated

                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                  Telephone: (212) 750-5833 or (888) 750-5834